Exhibit 10.9

FORM OF LEAD INVESTOR LETTER AGREEMENT

____________, 2021

Fortune Joy International Acquisition Corp

1503 Zhongzhou Building

Jintian Road, Futian District

Shenzhen, Guangdong, China

Re: Initial Public Offering:

This letter (“Letter Agreement”) is being delivered to you in connection with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Fortune Joy International Acquisition Corp, a Cayman Islands exempted company (the “Company”), and certain lead investors, relating to an initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one Class A ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), and one-half of one redeemable warrant to purchase ordinary shares, underwritten by US Tiger Securities, Inc., as representative (the “Representative”) of the several underwriters (each, an “Underwriter” and collectively, the “Underwriters”). The Units shall be sold in the IPO pursuant to a registration statement on Form S-1 and prospectus filed with the Securities and Exchange Commission (the “SEC”). Certain capitalized terms used herein are defined in paragraph 6 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1. The undersigned has full right and power, without violating any agreement by which he, she or it is bound, to enter into this Letter Agreement.

2. The undersigned hereby waives his, her or its right to exercise redemption rights with respect to [    ] Ordinary Shares owned or to be owned by the undersigned, directly or indirectly, and agrees that he, she or it will not seek redemption with respect to or otherwise tender or sell such shares to the Company in connection with any Business Combination or any amendment to the Company’s amended and restated memorandum and articles of association prior or in connection with any Business Combination.

3. (a) The undersigned agrees that he, she or it shall not effectuate a Transfer of the Ordinary Shares until after the consummation of a Business Combination (the “Lock-up”).

(b) Notwithstanding the foregoing, Transfers of the Ordinary Shares are permitted to (i) the undersigned’s officers, directors, members, employees and affiliates, (ii) to the undersigned’s relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, or (iv) pursuant to a qualified domestic relations order, in each case where the transferee agrees to the terms of the Lock-up and that the transferees will not be entitled to redeem such shares in connection with a Business Combination, but will retain all other rights as the Company’s shareholders, including, without limitation, the right to vote his, her or its Ordinary Shares and the right to receive cash dividends, if declared. If dividends are declared and payable in Ordinary Shares, such dividends will also be subject to the Lockup.

4. The undersigned hereby agrees that any certificate representing the Ordinary Shares he, she or it owns will have a restrictive legend thereon stating that such shares are subject to this Letter Agreement in substantially the form below. To the extent such shares are uncertificated, the Company’s transfer agent is authorized to put similar stop transfer instructions on its records with respect to such shares.

“THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN LETTER AGREEMENT, DATED AS OF [______], 2021, BY AND BETWEEN THE HOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE CHIEF EXECUTIVE OFFICER OF THE COMPANY.”

5. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive, and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

6. As used herein, (i) a “Business Combination” shall mean a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities; and (ii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, amended, and the rules and regulations of the SEC promulgated thereunder with respect to any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (b) public announcement of any intention to effect any transaction specified in clause (a).

7. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

8. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph 8 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the parties hereto and any successors and assigns thereof.

9. The undersigned acknowledge and understand that the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

Sincerely,

Print Name of Lead Investor

Signature

Acknowledged and Agreed:

FORTUNE JOY INTERNATIONAL ACQUISITION CORP

By:
Name:
Title: